UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2024

Progyny, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	001-39100	27-2220139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1359 Broadway New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)
(212) 888-3124
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PGNY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Progyny, Inc. (the “Company”) was recently notified by a significant client (the “Client”) that the Client has elected to exercise a 90-day option to terminate its services agreement with the Company, effective as of January 1, 2025. The Client confirmed that they had no issues of concern over the course of its multi-year relationship with the Company, including member satisfaction or quality of service or outcomes. There have not been any disputes with the Client during the course of service.

As the existing agreement remains in effect for the remainder of this calendar year, the termination of these services is not expected to have an adverse impact on the Company’s financial results for its fiscal year ending December 31, 2024. The Client, which represents approximately 670,000 members as of June 30, 2024, comprised 12% and 13% of the Company’s revenue for the six-month period ending June 30, 2024, and the twelve-month period ending December 31, 2023, respectively. The Client comprises a smaller percentage of the Company’s Adjusted EBITDA and no other existing client comprises more than a single digit percentage of revenue or Adjusted EBITDA.

The Company continues to anticipate an increase in its overall member count in 2025 as compared to 2024. The Company remains disciplined in managing its business and is well-positioned to continue on its established path of achieving growth, profitability and cash flow by seeking to ensure that members are getting the right care at the right time as they realize their dreams of family building and ideal health.

Forward-Looking Statements

This report contains forward-looking statements, including, without limitation, statements regarding financial outlook, including the impact of the sales season and client launches; anticipated number of clients and covered lives; expected utilization rates and average revenue per utilizing member; the demand for solutions; expectations for the selling season for 2025 launches; positioning to successfully manage economic uncertainty on the business; the timing of client decisions; ability to retain existing clients and acquire new clients; and business strategy, plans, goals and expectations concerning market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues, ” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For a detailed discussion of factors that could cause actual results to differ materially from these forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports that the Company files with the SEC. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this report. Actual future results could differ materially from expectations. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progyny, Inc.

Dated: September 18, 2024
	By:	/s/ Peter Anevski
Peter Anevski
Chief Executive Officer